                                                                   EXHIBIT 3.1.1

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                THE BUCKLE, INC.


Pursuant to the provisions of Sec. 21-20,121 of the Business Corporation Act, the undersigned Corporation has adopted the following amendments to its Articles of Incorporation:

1.       The name of the Corporation is The Buckle,  Inc.

2.       The text of the amendment is:

         Now, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Company be amended so that Article VI shall read in its entirety as follows :


                                      VI.


                  The authorized capital stock of said corporation shall be $1,000,000, divided into 100,000,000 shares of $.01 par value each. All presently issued and outstanding shares of Common Stock having a par value of $.05 per share are automatically converted into an equal number of shares of Common Stock having a par value of $.01 per share. The amount of stated capital of the Company is decreased from $729,561 to $145,902.

3. The manner in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected is set forth in the amendment.

4.       The date of the amendment's adoption is May 28, 1998.

5. The above amendments were adopted by the shareholders entitled to vote and represented as follows:

-------------------------- ------------------------- ---------------------------- ------------------------------------
      VOTING GROUP            SHARES OUTSTANDING      NUMBER OF VOTES ENTITLED        UNDISPUTED NUMBER OF VOTES
       DESIGNATION                                           TO BE CAST               REPRESENTED AT THE MEETING
-------------------------- ------------------------- ---------------------------- ------------------------------------
       Common                        14,592,221                14,592,221                  13,803,992
-------------------------- ------------------------- ---------------------------- ------------------------------------


6. The shareholders voted as follows on the amendment:

---------------------------------------- -------------------------------------- --------------------------------------
             VOTING GROUP                              VOTES FOR                            VOTES AGAINST
---------------------------------------- -------------------------------------- --------------------------------------
              DESIGNATION                              AMENDMENT                              AMENDMENT
---------------------------------------- -------------------------------------- --------------------------------------
               Common                                11,399,602                              2,400,021
---------------------------------------- -------------------------------------- --------------------------------------

The number of affirmative votes was sufficient for approval by the voting group.

Dated:  May 28, 1998

                                           THE BUCKLE, INC.


                                           BY:  /s/ DANIEL J. HIRSCHFELD
                                              ----------------------------------
                                              Daniel J. Hirschfeld
                                              Title: Chairman of the Board